Exhibit 20.2

CARD SERIES SCHEDULE TO
MONTHLY NOTEHOLDERS’ STATEMENT

Date: November 8, 2002

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, ASSET POOL 1
Monthly Period Ending: October 31, 2002

         Reference is made to the Series 2002-CC Supplement (the “Series 2002-CC Supplement”), dated as of October 9, 2002, between Capital One Funding, LLC, a Virginia limited liability company (“Funding”), as Transferor, Capital One Bank, a Virginia banking corporation (the “Bank”), as Servicer, and The Bank of New York, as Trustee, and the Indenture (the “Indenture”), dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

         The following computations are prepared with respect to the Transfer Date of November 14, 2002 and with respect to the performance of the Trust during the related Monthly Period.

A.	Targeted Deposits to Interest Funding sub-Accounts:

			Interest Funding
	Targeted Deposit to	Actual Deposit to	sub-account	Interest Funding
	Interest Funding	Interest Funding	Balance prior to	sub-Account
	sub-Account	sub-Account	Withdrawals	Earnings

Class A (2002-1)	1,063,750.00	1,063,750.00	1,063,750.00	0.00

Class A (2002-2)	1,227,166.67	1,227,166.67	1,227,166.67	0.00

Class B (2002-1)	892,111.11	892,111.11	892,111.11	0.00

Class C (2002-1)	701,458.33	701,458.33	701,458.33	0.00

B.	Interest to be paid on the corresponding Distribution Date:

			Total Amount of
		Interest Payment	Interest to be
	CUSIP Number	Date	paid	Per $1000

Class A (2002-1)	14041NAC56	15-Nov-02	1,063,750.00	2.1275000000

Class A (2002-2)	14041NAD30	15-Nov-02	1,227,166.67	2.0452777778

Class B (2002-1)	14041NAA90	15-Nov-02	892,111.11	2.5488888889

Class C (2002-1)	14041NAB73	15-Nov-02	701,458.33	4.6763888889

C.	Targeted Deposits to Principal Funding sub-Accounts:

Principal
	Targeted Deposit	Actual Deposit	Funding sub-
	to Principal	to Principal	account Balance	Principal Funding
	Funding sub-	Funding sub-	prior to	sub-Account
	Account	Account	Withdrawals	Earnings

NOTHING TO REPORT

D.	Principal to be paid on the Distribution Date:

Total Amount of
		Principal	Principal to be
	CUSIP Number	Payment Date	paid	Per 1000

NOTHING TO REPORT

E.	Targeted Deposits to Class C Reserve sub-Accounts:

	Targeted Deposit		Class C Reserve
	to Class C	Actual Deposit to	sub-Account	Class C Reserve
	Reserve sub-	Class C Reserve	Balance prior to	sub-Account
	Account	sub-Account	Withdrawals	Earnings

NOTHING TO REPORT

F.	Withdrawals to be made from Class C Reserve sub-Accounts:

Class C Reserve
sub-Account
	Withdrawals for	Withdrawals for	Balance after
	Interest	Principal	Withdrawals

NOTHING TO REPORT

G.	Targeted Deposits to Class D Reserve sub-Accounts:

	Targeted Deposit		Class D Reserve
	to Class D	Actual Deposit to	sub-Account	Class D Reserve
	Reserve sub-	Class D Reserve	Balance prior to	sub-Account
	Account	sub-Account	Withdrawals	Earnings

NOTHING TO REPORT

H.	Withdrawals to be made from Class D Reserve sub-Accounts:

Class D Reserve
sub-Account
	Withdrawals for	Withdrawals for	Balance after
	Interest	Principal	Withdrawals

NOTHING TO REPORT

I.	Targeted Deposits to Accumulation Reserve sub-Accounts:

Accumulation
	Targeted Deposit	Actual Deposit	Reserve sub-	Accumulation
	to Accumulation	to Accumulation	Account	Reserve sub-
	Reserve sub-	Reserve sub-	Balance prior to	Account
	Account	Account	Withdrawals	Earnings

NOTHING TO REPORT

J.	Withdrawals to be made from Accumulation Reserve sub-Accounts:

Accumulation
Reserve sub-
Account
	Withdrawal	Balance after
	Amount	Withdrawals

NOTHING TO REPORT

K.	Outstanding Dollar Principal Amount and Nominal Liquidation Amount for the related Monthly Period: (as of the beginning of the related Monthly Period)

			Adjusted
	Initial Dollar	Outstanding	Outstanding	Nominal
	Principal	Dollar Principal	Dollar Principal	Liquidation
	Amount	Amount	Amount	Amount

Class A (2002-1)	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00

Class A (2002-2)	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00

Class B (2002-1)	350,000,000.00	350,000,000.00	350,000,000.00	350,000,000.00

Class C (2002-1)	150,000,000.00	150,000,000.00	150,000,000.00	150,000,000.00

Class D (2002-1)	24,366,139.82	24,366,139.82	24,366,139.82	24,366,139.82

L.	Class A Usage of Class B, C and D Subordination Amounts:

	Class A Usage	Class A Usage	Class A Usage	Cumulative	Cumulative	Cumulative
	of Class B	of Class C	of Class D	Class A Usage	Class A Usage	Class A Usage
	Subordination	Subordination	Subordination	of Class B	of Class C	of Class D
	Amount for this	Amount for this	Amount for this	Subordination	Subordination	Subordination
	Monthly Period	Monthly Period	Monthly Period	Amount	Amount	Amount

NOTHING TO REPORT

M.	Class B Usage of Class C and D Subordination Amounts:

	Class B Usage	Class B Usage	Cumulative	Cumulative
	of Class C	of Class D	Class B Usage	Class B Usage
	Subordination	Subordination	of Class C	of Class D
	Amount for this	Amount for this	Subordination	Subordination
	Monthly Period	Monthly Period	Amount	Amount

NOTHING TO REPORT

N.	Class C Usage of Class D Subordination Amounts:

	Class C Usage	Cumulative
	of Class D	Class C Usage
	Subordination	of Class D
	Amount for this	Subordination
	Monthly Period	Amount

NOTHING TO REPORT

O.	Required and Available Subordination Amount to Class A, B and C Notes: (as of the Determination Date, after taking into account all allocations expected to occur on the Distribution Date)

	Required	Available	Required	Available	Required	Available
	Subordination	Subordination	Subordination	Subordination	Subordination	Subordination
	Amount from	Amount from	Amount from	Amount from	Amount from	Amount from
	Class B Notes	Class B Notes	Class C Notes	Class C Notes	Class D Notes	Class D Notes

Class A (2002-1)	61,538,500.00	61,538,500.00	44,615,500.00	44,615,500.00	9,231,000.00	9,231,000.00

Class A (2002-2)	73,846,200.00	73,846,200.00	53,538,600.00	53,538,600.00	11,077,200.00	11,077,200.00

Class B (2002-1)			115,205,929.43	115,205,929.43	23,836,260.92	23,836,260.92

Class C (2002-1)					24,366,139.82	24,366,139.82

P.	Nominal Liquidation Amount for Tranches of Notes Outstanding: (as of Determination Date, after taking into account all allocations expected to occur on the Distribution Date)

		Increase due to
		issuance of		Reimbursements	Reductions due		Reductions due
	Beginning	additional Notes	Withdrawal from	of Nominal	to reallocation of		to deposits into
	Nominal	or accretions of	Principal	Liquidation	Card Series	Reduction due to	the Principal	Ending Nominal
	Liquidation	Principal for	Funding sub-	Amount from	Principal	Investor Charge-	Funding	Liquidation
	Amount	Discount Notes	Account	Available Funds	Amounts	offs	sub-Account	Amount

Class A (2002-1)	500,000,000.00	—	—	—	—	—	—	500,000,000.00

Class A (2002-2)	600,000,000.00	—	—	—	—	—	—	600,000,000.00

Class B (2002-1)	350,000,000.00	—	—	—	—	—	—	350,000,000.00

Class C (2002-1)	150,000,000.00	—	—	—	—	—	—	150,000,000.00

Class D (2002-1)	24,366,139.82	—	—	—	—	—	—	24,366,139.82

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this eighth day of November, 2002.

Capital One Bank, as Administrator

By:

Name: Tom Feil Title: Director, Capital Markets